Exhibit 99.2

THOMAS WEISEL PARTNERS GROUP, INC. ANNOUNCES STRATEGIC ALLIANCE
WITH GEOLOGIC RESOURCE PARTNERS LLC

San Francisco, CA, July 29, 2009 – Thomas Weisel Partners Group, Inc. (NASDAQ: TWPG), a global growth-focused investment bank, today announced that its affiliate, Thomas Weisel Asset Management LLC (“TWAM”), has formed a strategic alliance with Geologic Resource Partners LLC (“GRP”), a $330 million investment management company that invests globally in early stage precious and industrial metals and mining companies.  TWAM will consult and guide GRP in asset gathering, operations, compliance and administration.  GRP will assist TWAM in building out its asset management capabilities in the Natural Resource sector.

“TWAM intends to establish its capabilities in the Natural Resources sector and global commodities markets, as we continue to focus on the emerging market economies.  The new relationship with GRP complements our existing small cap expertise and leverages our deep domain experience in the Natural Resource sector,” stated Thomas W. Weisel, Chairman and CEO of Thomas Weisel Partners.

George R. Ireland, President and Chief Investment Officer of GRP, commented, “GRP is pleased to partner with TWAM as the relationship will assist our company to enhance the quality of our investment platform and access a broader universe of potential investors in a thoughtful manner.”

About Thomas Weisel Partners Group, Inc.

Thomas Weisel Partners Group, Inc. is an investment bank, founded in 1998, focused principally on the growth sectors of the economy. Thomas Weisel Partners generates revenues from three principal sources: investment banking, brokerage and asset management. The investment banking group is comprised of two disciplines: corporate finance and strategic advisory. The brokerage group provides equity and convertible debt securities sales and trading services to institutional investors, and offers brokerage, advisory and cash management services to high-net-worth individuals and corporate clients. The asset management group consists of: private equity, public equity and distribution management. Thomas Weisel Partners is headquartered in San Francisco with additional offices in Baltimore, Boston, Calgary, Chicago, Denver, New York, Portland, Silicon Valley, Toronto, London and Zurich. For more information, please visit www.tweisel.com.

About Geologic Resource Partners LLC

Geologic Resource Partners LLC is an investment management company with a specific focus on the resource sector, most notably the global mining and metals sector. Founded in 2004 in response to demand from leading U.S. university endowments, GRP has $330 million of assets under management for its endowment and family office clientele. George R. Ireland, President and Chief Investment Officer of GRP, has thirty years of experience in the natural resource sectors in positions ranging from field geologist, banker and venture capitalist. GRP is based in Boston with additional offices in Vancouver, Ottawa and Sun Valley.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, which are subject to risks, uncertainties and assumptions about us.  In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “optimistic”, “potential”, “future” or “continue”, the negative of these terms and other comparable terminology. These statements are only predictions based on our current expectations about future events.  There are important factors that could cause actual results, level of activity, performance or achievements or other events or circumstances to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.  These factors include, but are not limited to, the state of the financial markets and the economy, particularly as they relate to the growth sectors that the firm is focused on, Thomas Weisel Partners’ ability to implement its strategic initiatives and achieve the expected benefits of the acquisition of Westwind Partners, retain its professionals, as well as other competitive, economic, political, and market conditions and fluctuations, government and industry regulation, risks relating to the acquisition of Westwind Partners, including the effect of the completion of the transaction on the companies’ business relationships, operating results and business generally and other factors.  Some of the other factors are those that are discussed in Item 1A – “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and in our Quarterly Reports on Form 10-Q filed with the SEC thereafter.  We do not assume responsibility for the accuracy or completeness of any forward-looking statement and you should not rely on forward-looking statements as predictions of future events.  We are under no duty to update any of these forward-looking statements to conform them to actual results or revised expectations.

Investor Relations Contact:                                                                                                 Media Contact:
Sarah Anderson                                                                                                       Crystal Odessky
415-364-2500                                                                                                          415-364-2500
 investorrelations@tweisel.com                                                                                        codessky@tweisel.com